UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 12, 2019

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-1992

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on a Current Report on Form 8-K, dated January 15, 2019, HealthLynked Corp. (the “Corporation”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Corporation, HLYK Florida, LLC, a Florida limited liability company and wholly-owned subsidiary of the Corporation (“HLYK FL”), Hughes Center for Functional Medicine, P.A. (the “Target” or “HCFM”), and Pamela A. Hughes, D.O. (the “Seller,” together with the Corporation, HLYK FL, and the Target, the “Parties”).

On April 12, 2019, the Parties entered into a First Amendment to Agreement and Plan of Merger, which amended certain sections of the Merger Agreement (the “Amendment,” together with the Merger Agreement, the “Transaction Documents”). The Amendment revises the Merger Consideration (as that term is defined in the Merger Agreement) payable to the Seller at Closing to the following: (i) $500,000 in cash; and (ii) 3,968,254 shares of the Corporation’s common stock.

Also on April 12, 2019, the closing of the transactions contemplated by the Transaction Documents (the “Closing”) took place, upon which the Target merged with and into HLYK FL, with HLYK FL as the surviving entity.

At the Effective Time set forth in the Transaction Documents: (i) the Seller received the Merger Consideration due at the Closing; (ii) articles of merger were filed with the Florida Department of State, Division of Corporations; (iii) all of the equity of the Target issued and outstanding immediately prior to the Effective Time was cancelled; (iv) HLYK FL is continuing as the surviving entity; and (v) HLYK FL remains a wholly-owned subsidiary of the Corporation.

Additionally, as a part of the Merger Consideration, the Seller is entitled to: (i) “earn-out” payments in the aggregate amount of $500,000 to be paid over three (3) years, subject to certain revenue and profit targets; (ii) Target cash balances in excess of $35,000 at the Closing, and (iii) any excess over the Minimum Value of $65,000 of the required medical supply inventory of the Target immediately prior to the Closing. If the Minimum Value was below $65,000 at Closing, the difference would have been paid by the Seller. No adjustments were made pursuant to this clause.

The foregoing description of the Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Transaction Documents.

Item 8.01 Other Events

On April 16, 2019, the Corporation issued a press release announcing the Closing of the Merger Agreement.

Pursuant to Regulation G, the information below is a reconciliation of certain non-GAAP financial measures used in the press released filed herewith to the most directly comparable GAAP financial measure. Net income is the most direct comparable GAAP financial measure for EBITDA (earnings before interest, tax, depreciation, and amortization), a non-GAAP financial measure.

	Years Ended December 31,
	2018	2017

HCFM net income	$290,955	$257,258
Depreciation and amortization	72,688	53,764
Interest expense	9,278	421
HCFM EBITDA as reported in April 16, 2019 press release	$372,921	$311,443

A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. As a result of its acquisition of the Target as described in Item 2.01, the registrant is filing herewith the Target’s audited financial statements as of December 31, 2018, and 2017 as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. The pro forma financial information required by this item is filed as Exhibit 99.3 to this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Agreement and Plan of Merger, dated April 12, 2019, by and among HealthLynked Corp., HLYK Florida, LLC, Hughes Center for Functional Medicine, P.A., and Pamela A. Hughes, D.O.
99.1	Press Release, dated April 16, 2019
99.2	Audited Consolidated Financial Statements of Hughes Center for Functional Medicine, P.A. for the years ended December 31, 2018 and 2017
99.3	Unaudited pro forma combined financial information of HealthLynked Corp. and Hughes Center for Functional Medicine, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Dated: April 18, 2019	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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